KeyCorp First Quarter 2026 Earnings Review April 16, 2026 Chris Gorman Chairman and Chief Executive Officer Clark Khayat Chief Financial Officer

1Q26 Results

Differentiated Fee Businesses	Client and Prospect Momentum	Risk Management Excellence	Commitment to Return of Capital
+12%	**+3%**	**38 bps**	**$1.3Bn**
Collective growth of priority fee-based businesses YoY[(1)]	*Commercial client growth YoY*	*NCOs / average loans*	*Planned share repurchases in 2026, ($389MM repurchased in 1Q26)*
~$70Bn	**+2%**	**63 bps**	**10.0%**
Assets under management[(2)], up 11% YoY	*Net new relationship household growth YoY*	*NPAs / loans + OREO*	*Marked CET1 ratio[(3),(4)]*

(1) Priority fee-based businesses include Wealth, Investment Banking, and Commercial Payments; (2) As of 3/31/2026; (3) 3/31/2026 ratio is estimated; (4) Non-GAAP measure: see appendix for reconciliation

2

Financial Review

1Q26 Highlights

- **EPS of $0.44, up 33% YoY**
- **Revenue[1],[2] up 10% YoY**
  - Net interest income[1],[2] up 11% YoY and 1% QoQ
  - **NIM[1] of 2.87%**, up 5 bps QoQ
  - Noninterest income up 8% YoY, driven by **strong growth across priority fee-based businesses**
- Noninterest expenses **up 4% YoY**
- **NCOs of 38 bps** decreased 5 bps YoY and 1 bp QoQ
  - Loan loss provision of $106MM; ACL build of $5MM
- CET1 ratio at 11.4%[3]
  - Marked CET1 ratio of 10.0%[2],[3], down 43 bps QoQ
  - **100+ bps anticipated benefit to marked CET1 ratio** under the proposed Basel III revised standardized approach[4]
- **ROTCE[2] of 13%, up 179 bps YoY**
- Tangible book value per common share **increased 10% YoY**
- Repurchased $389MM of common stock

$ in millions, excluding per share metrics
From continuing operations, unless otherwise noted

	Reported	QoQ Δ	YoY Δ
EPS	$0.44	7%[5]	33%
Net interest income[1],[2]	$1,230	1%	11%
Noninterest income	$723	(8)%	8%
Revenue[1],[2]	$1,953	(3)%	10%
Noninterest expense	$1,181	(6)%[5]	4%
Provision for credit losses	$106	(2)%	(10)%
CET1[3]	11.4%	(38) bps	(22) bps
Cash efficiency ratio[2]	60.4%	(128) bps	(314) bps
ROTCE[2]	13.0%	59 bps	179 bps
Tangible book value per common share	$13.60	(1)%	10%

(1) Taxable equivalent basis; (2) Non-GAAP measure: see appendix for reconciliation; (3) 3/31/2026 ratio is estimated; (4) Preliminary estimate based on 12/31/2025 risk weighted assets; (5) Reflects comparison of adjusted metrics. non-GAAP measure: see appendix for reconciliation and slide 20 for breakout of "Selected Items Impact on Earnings"

4

Average Loans

$ in billions



$104.4
$105.7
$106.2
$106.3
$107.7
Consumer
$32.0
$31.4
$30.8
$30.3
$29.7
Commercial
$72.4
$74.3
$75.4
$76.0
$78.1
Loan Yield
5.47%
5.51%
5.51%
5.41%
5.35%
1Q25
2Q25
3Q25
4Q25
1Q26

QoQ Ending Balances by Type



$106.5
$3.0
$0.4
$(0.1)
$(0.2)
$(0.4)
$109.2
12/31/25
C&I
CRE(1)
Comm'l lease
Residential mortgage
Other(2) consumer
3/31/26

vs. Prior Quarter

- **Average loans up $1.4Bn (+1.3%)**
  - **Increase in average commercial loans (+2.7%),** driven by an increase in C&I loans (+2.8%) and CRE loans (+3.1%)
  - Partially offset by a decline in total consumer loans (-2.0%), reflective of broad-based declines across all consumer loan categories

Portfolio Highlights

- **~69% variable rate**, or 33% after adjusting for loans swapped to a fixed rate; **loan yields** would have been **5.48% excluding the impact from hedges**[3]
- **~91% of commercial loans** are made to clients who do **additional business with Key**[4]
- **~55% of the C&I portfolio is investment grade;** Consumer book has a 767 weighted average FICO at origination
- **C&I line utilization: 31.5%** (up ~100 bps from 4Q25)

Note: Graphs may not foot due to rounding
(1) CRE includes real estate – commercial mortgage and real estate – construction; (2) Other Consumer includes home equity loans, credit cards, and other consumer loans; (3) Non-GAAP measure: see appendix for reconciliation; (4) Defined as capital markets, payments or deposits

5

Loans to NDFI Including Private Credit

$ in billions; preliminary data as of 1Q26

Call Report Reconciliation[1]



$20.8
$(8.1)
$(1.1)
$(0.7)
$10.9
Roughly half are non-RE private equity subscription lines
Total NDFI (regulatory definition)
Institutional Real Estate(2)
Insurance
Other
Private credit loans

Types of Private Credit Loans

~91% Investment Grade



Other private credit
$0.6
Equipment finance co's
$0.8
Real estate lenders
$0.9
Unitranche funds
$0.9
$7.7

Unitranche funds

- 100% senior secured loans
- Substantial equity in addition to conservative advance rates

Specialty Finance Lending (SFL)

- 98% Investment Grade
- First loss cushions typically 30 – 50%
- Underwritten to the counterparty, with strict collateral eligibility criteria
- Structural protections if collateral and liquidity performance deteriorates
- Diversified by industry, sector, and clients

NDFI = Non-depository financial institutions
(1) As the 1Q26 call report has not been filed, total NDFI balances are estimated; (2) Includes primarily REITs, real estate operating companies, and real estate funds

6

Average Deposits

$ in billions



$148.5
$147.4
$150.4
$150.7
$147.3
Other(1)
Commercial
$57.5
$55.9
$58.5
$60.5
$58.9
Total deposit cost
2.06%
1.99%
1.97%
1.81%
1.65%
Consumer
$88.3
$88.0
$87.7
$87.7
$87.8
1Q25
2Q25
3Q25
4Q25
1Q26

1Q26 Product Mix



Savings
Time deposits
8%
3%
Noninterest-bearing
18%
42%
IB demand
29%
MMDA
24% including hybrid accounts

1Q26 Interest-Bearing Mix



Managed commercial
Treasury / other <1%
8%
Consumer ex term products
38%
Indexed commercial
30%
7%
16%
Wealth
Consumer term products(2)

vs. Prior Quarter

- **Average deposits decreased 2.3%**
  - **Client deposits down 1.2%**, driven by seasonally lower commercial deposits
  - Brokered CDs declined by $1.6Bn
  - Consumer deposits were stable
- **Total deposit costs declined by 16 bps,** with total interest-bearing deposit costs declining 22 bps
  - **Cumulative** down interest-bearing **deposit beta: ~56%**[3]

Deposit Franchise Highlights

- **Client deposits up 1% year-over-year**
- **NIB deposits were 18%** of total deposits, or **24% including hybrids**
- Commercial deposit balances driven by relationship clients
  - 81% from clients with a core operating account
  - **96% from clients with an operating account**
- **Loan-to-deposit ratio: 75%**[4]

Note: Graphs may not foot due to rounding
(1) Other includes treasury brokered deposits and other deposits; (2) Includes MMDA promos and retail CDs; (3) Cumulative beta indexed to 3Q24; (4) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits

7

$1,223 $12 $11 $9 $(10) $(16) $1,230 Commercial loan growth Swaps Rate impacts & deposit cost management Deposit decline Day count $1,105 $1,150 $1,193 $1,223 $1,230 2.58% 2.66% 2.75% 2.82% 2.87% Net interest income Net interest margin 1Q25 2Q25 3Q25 4Q25 1Q26 Note: NII and NIM walks may not foot due to rounding (1) Net interest income and net interest margin on a taxable equivalent basis, and non-GAAP measure: see appendix for reconciliation Net Interest Income / Net Interest Margin +1% +11% NII Walk(1) NIM Walk(1) 8 2.82% 3 bps 3 bps 2 bps (2) bps 2.87% Commercial loan growth Swaps Rate impacts & deposit cost management Deposit decline $ in millions; from continuing operations 4Q25 1Q26 4Q25 1Q26 (1))(1)

Noninterest Income

$ in millions; illustrative, not drawn to scale


+8%
$668
$782
$723
1Q25
4Q25
1Q26

Noninterest Income Detail

	1Q25	4Q25	1Q26	% change QoQ	% change YoY
Investment banking & debt placement	$175	$243	$197	(19)%	13%
Trust & investment services	$139	$156	$157	1%	13%
Cards & payments	$82	$84	$86	2%	5%
Service charges on deposits	$69	$78	$77	(1)%	12%
Corporate services	$65	$81	$71	(12)%	9%
Commercial mortgage servicing	$76	$68	$62	(9)%	(18)%
Other(1)	$62	$72	$73	1%	18%

(1) Other includes *Corporate-owned life insurance income, Consumer mortgage income, Operating lease income and other leasing gains, Net securities gains (losses),* and *Other income*

vs. Prior Year

- **Noninterest income up $55MM (+8%)**
  - **Investment banking & debt placement fees up $22MM** (+13%), reflecting higher merger and acquisition advisory fees, commercial mortgage debt placement activity, and equity issuance activity
    - **Record 1st quarter** for investment banking & debt placement fees
  - **Trust & investment services fees up +13%,** reflecting higher market levels and positive net flows
  - Service charges on deposits increased +12%, reflecting **continued momentum in commercial payments**
  - Corporate services fees up +9%, reflecting higher loan commitment fees and client FX activity
  - Commercial mortgage servicing fees down 18% reflecting lower special servicing and as certain clients hold escrow deposits to pay for services in lieu of fees

9

$1,131 $1,241 $1,181 $680 $790 $743 $451 $472 $438 1Q25 4Q25 1Q26 ▪ Noninterest Expense up $50MM (+4%) – Higher personnel expense primarily related to continued investments in people, incentive compensation associated with strong noninterest income growth, and higher benefits expenses – Lower non-personnel expense reflects decreases in regulatory-related costs and operational losses (3)% Personnel Non-personnel (2) YoY +9% +4% QoQ (7)% (6)% (5)% $ in millions Noninterest Expense vs. Prior Quarter % change vs. Prior Year (1) See slide 20 for breakout of "Selected Items Impact on Earnings"; (2) Excludes selected items, non-GAAP measure: see appendix for reconciliation and see slide 20 for breakout of "Selected Items Impact on Earnings" 10 $(21)(1) 1Q26 Notable Expenses ▪ Pull forward of $25MM charitable contribution originally planned in back half of the year Reported total ▪ Noninterest Expense down $60MM (-5%) – Decrease in personnel expense primarily related to incentive compensation – Non-personnel decrease reflects seasonally lower professional fees and marketing expenses, partially offset by the FDIC special assessment benefit in the prior quarter and higher charitable contributions in 1Q26 1Q26 Notable Expenses: $25MM charitable contribution pulled forward, originally planned in back half of the year (6)% Adjusted(2)

0.27% 0.25% 0.24% 0.21% 0.13% 0.08% 0.07% 0.10% 0.09% 0.14% 30-89 days delinquent 90+ days delinquent 1Q25 2Q25 3Q25 4Q25 1Q26 $6,265 $6,062 $5,871 $5,373 $5,370 6.0% 5.7% 5.5% 5.0% 4.9% Criticized outstandings Criticized outstandings to period-end total loans 1Q25 2Q25 3Q25 4Q25 1Q26 $700 $707 $668 $627 $692 0.67% 0.66% 0.63% 0.59% 0.63% NPAs NPA ratio 1Q25 2Q25 3Q25 4Q25 1Q26 (1) Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets; (2) Loan and lease outstandings $ in millions Net Charge-Offs (NCOs) & Provision for Credit Losses Delinquencies to Period-End Total Loans Criticized Outstandings(2) to Period-End Total Loans $ in millions; from continuing operations Nonperforming Assets (NPAs) Ratio(1) $ in millions Credit Quality From continuing operations 11 $110 $102 $114 $104 $101$118 $138 $107 $108 $106 0.43% 0.39% 0.42% 0.39% 0.38% NCOs Provision for credit losses NCOs to average loans 1Q25 2Q25 3Q25 4Q25 1Q26 (1)

▪ Repurchased $389MM of common shares at an average price of $21.47 per share in the first quarter ▪ Intend to repurchase $300MM+ of common shares per quarter for the remainder of 2026(2) – Expect to repurchase at least $1.3Bn in 2026(2) (1) 3/31/2026 ratio is estimated; (2) Represents a forward-looking statement: refer to slide 21, "Forward-Looking Statements and Additional Information," for more information; (3) Non-GAAP measure: see appendix for reconciliation 9.8% 10.0% 10.3% 10.4% 10.0% 1Q25 2Q25 3Q25 4Q25 1Q26 11.6% 11.7% 11.8% 11.8% 11.4% 1Q25 2Q25 3Q25 4Q25 1Q26 7.4% 7.8% 8.1% 8.4% 8.0% 1Q25 2Q25 3Q25 4Q25 1Q26 Marked Common Equity Tier 1 Ratio(1),(3) Common Equity Tier 1 Ratio(1) Tangible Common Equity Ratio(3) Capital Share Repurchase Activity ~(20)bps ~60bps ~20bps 12

$ in millions, unless otherwise stated FY2026 (vs. FY2025) Ranges are shown on an operating basis Revenue(1),(2) (FY25 baseline: $7,513) up ~7% Net interest income(1),(2) (FY25 baseline: $4,671) up 9 – 10% (previously up 8 – 10%) Net interest margin 4Q exit rate: ~3.05% (previously 3.00 – 3.05%) Average earning assets stable to 1Q26 Noninterest income (FY25 baseline: $2,842) up 3 – 4% Noninterest income on an adjusted basis(1) (FY25 baseline: $2,495)(3) up 5 – 6%(3) Adjusted noninterest expense(1) (FY25 baseline: $4,729)(4) up 3 – 4% Average loans (FY25 baseline: $105.7Bn) up 2 – 4% (previously up 1 – 2%) Average commercial loans (FY25 baseline: $74.5Bn) up 6 – 8% (previously up ~5%) NCOs to average loans 40 – 45 bps Tax rate GAAP tax rate: ~22% Tax-equivalent effective rate(5): ~23% 2026 Outlook 13 (1) Represents a forward-looking non-GAAP measure: refer to slide 21, "Forward-Looking Statements and Additional Information", for more information; (2) Taxable equivalent basis; (3) Excluding Commercial mortgage servicing fees, Operating lease income, Other leasing gains, Other income and net securities gains (losses); (4) Non-GAAP measure: adjusted noninterest expense for 2025 excludes a $26MM benefit from the FDIC special assessment. See slide 20 for breakout of "Selected Items Impact on Earnings"; (5) Reflects the estimated full year taxable-equivalent adjustment 4Q27 Targets(1) 3.25%+ / 15%+ NIM and ROTCE 16 – 19% ROTCE 9.5 – 10% Marked CET1 Long-Term Targets(1)

Appendix

Balance Sheet Management Detail

Fixed-Rate Asset Repricing Tailwinds – 2Q26 to 2027

$ in billions	2Q26	3Q26	4Q26	2026[1]	2027
Projected receive-fixed swaps maturities	$2.2	$2.2	$1.9	$6.3	$10.7
Weighted-average rate received (%)	2.95%	2.82%	2.73%	2.84%	3.01%
Projected fixed-rate loans cash flows / maturities	$1.7	$1.7	$1.6	$5.0	$6.6
Weighted-average rate received (%)	4.08%	4.20%	4.27%	4.18%	4.51%
Memo: Projected residential mortgages	*$0.6*	*$0.6*	*$0.5*	*$1.6*	*$1.9*
Memo: Weighted-average rate received (%)	*3.45%*	*3.47%*	*3.48%*	*3.47%*	*3.56%*
Projected fixed-rate investment securities cash flows / maturities	$2.4	$2.3	$2.1	6.7	$8.4
Weighted-average rate received (%)	4.00%	4.11%	4.13%	4.08%	3.98%
Memo: Projected fixed-rate MBS cash flows / maturities	*$1.6*	*$1.5*	*$1.3*	*$4.4*	*$5.4*
Memo: Weighted-average rate received (%)	*3.72%*	*3.80%*	*3.90%*	*3.80%*	*3.77%*

Average Total Investment Securities



$ in billions
$46.6
3.64%
$39.3
$7.3
1Q25
$47.8
3.71%
$40.7
$7.0
2Q25
$47.5
3.75%
$40.3
$7.2
3Q25
$47.8
3.69%
$39.8
$8.1
4Q25
$48.2
3.64%
$39.4
$8.8
1Q26
Average HTM securities
Average AFS securities
Average yield (2)

Loan Composition[3]



Other 1%
O/N SOFR 27%
Fixed 31%
1M SOFR 22%
Prime 7%
3M SOFR 11%

(1) Reflects maturities and weighted-average rate for the remaining quarters in the year; (2) Yield is calculated on an amortized cost basis; (3) Based on 3/31/2026 period-end balances; chart may not foot due to rounding

15

Hedging Strategy Opportunity 16 ending balances, $ in billions 3.4% 3.4% 3.4% 3.5% 3.5% 3.7% 2Q26 3Q26 4Q26 YE26 YE27 $2.2 $2.2 $1.9 $6.3 $10.7 3.0% 2.8% 2.7% 2.8% 3.0% W.A. receive- fixed rate Maturing swaps ($Bn) W.A. receive-fixed rate Receive-fixed asset swaps(1) (1) Portfolio as of 3/31/2026; (2) AFS securities swapped to floating rate 3/31/2026 Debt hedges $9.4 Securities hedges(2) $10.6 Floor spreads $0.5 Other Hedge Positions ▪ Executed $3.0Bn of spot-starting receive-fixed swaps in 1Q26 with a W.A. receive rate of 3.4% and average maturity of 2.8 years 1Q26 ALM Hedge Actions ▪ There were no forward-starting cash flow hedges as of 1Q26 Forward Starting Swaps as of 3/31

270% 160% —% 60% 67% —% —% C&I CRE Comm'l lease Resi mtg Home equity Credit cards Other consumer $1,707 $1,743 $1,736 $1,740 $1,745 1.63% 1.64% 1.64% 1.63% 1.60% ACL ACL to period-end loans 1Q25 2Q25 3Q25 4Q25 1Q26 5.77% 9.01% 5.16% 0.64% 1.47% 1.89% 0.32% C&I CRE Comm'l lease Resi mtg Home equity Credit cards Other consumer 0.55% 0.02% 0.01% — 3.77% 1.16% (0.02)% C&I CRE Comm'l lease Resi mtg Home equity Credit cards Other consumer Credit Quality by Portfolio (3) (4) N/M = Not Meaningful Note: All metrics are as of 3/31/2026 unless otherwise noted; (1) Net loan charge-off amounts are annualized in calculation; (2) Ratios calculated using unrounded figures and therefore may not foot to calculation using rounded figures presented in chart; (3) Commercial and industrial average balances include $205 million of assets from commercial credit cards; (4) Loan balances include $207 million of commercial credit card balances at 3/31/2026 NCOs to Average Loans (%)(1),(2) ↓ 42 bps QoQ 17 Allowance for Credit Losses (ACL) Allowance to NPLs (%)(2) Criticized Outstandings to Period-End Loans (%)(2) N/M N/MN/M N/M

GAAP to Non-GAAP Reconciliation

$ in millions	3/31/2026	12/31/2025	3/31/2025
Net interest income (GAAP)	$ 1,222	$ 1,215	$ 1,096
Add: Taxable-equivalent adjustment	8	8	9
Net interest income TE (non-GAAP) (A)	$ 1,230	$ 1,223	$ 1,105
Net income (loss) attributable to Key common shareholders (GAAP) (B)	$ 486	$ 475	$ 369
Average Key shareholders' equity (GAAP)	$ 20,392	$ 20,388	$ 18,632
Less: Average intangible assets	2,758	2,762	2,777
Average preferred stock	2,500	2,500	2,500
Average tangible common equity (non-GAAP) (C)	$ 15,134	$ 15,126	$ 13,355
Key shareholders' equity (GAAP)	$ 19,987	$ 20,381	$ 19,003
Less: Intangible assets	2,757	2,760	2,774
Preferred stock [1]	2,446	2,446	2,446
Tangible common equity (non-GAAP) (D)	$ 14,784	$ 15,175	$ 13,783
Total assets (GAAP)	$ 188,663	$ 184,381	$ 188,691
Less: Intangible assets	2,757	2,760	2,774
Tangible assets (non-GAAP) (E)	$ 185,906	$ 181,621	$ 185,917
Tangible common equity to tangible assets ratio (non-GAAP) (D/E)	7.95 %	8.36 %	7.41 %
Return on average tangible common equity consolidated (non-GAAP) (B/C)	13.02 %	12.46 %	11.21 %
Common equity tier 1 (F)	$ 17,038	$ 17,195	$ 16,549
Add: AFS and Pension AOCI (loss)	(2,152)	(2,028)	(2,601)
Marked common equity tier 1 (non-GAAP) (G) [2]	$ 14,886	$ 15,167	$ 13,948
Risk-weighted assets (H) [3]	$149,465	$145,933	$142,478
Common equity tier 1 ratio (F/H) [3]	11.40 %	11.78 %	11.62 %
Marked CET1 ratio (non-GAAP) (G/H) [2],[3]	9.96 %	10.39 %	9.79 %
Income (loss) from continuing operations attributable to Key common shareholders (GAAP) (I)	$ 486	$ 474	$ 370
Plus: Selected items (net of tax)[4]	—	(16)	—
Net income (loss) from continuing operations attributable to Key common shareholders, excluding selected items (non-GAAP) (J)	$ 486	$ 458	$ 370
Return on average tangible common equity from continuing operations (non-GAAP) (I/C)	13.02 %	12.43 %	11.24 %
Adjusted return on average tangible common equity from continuing operations excluding selected items (non-GAAP) (J/C)	13.02 %	12.01 %	11.24 %
Noninterest income (GAAP) (K)	$ 723	$ 782	$ 668
Plus: Selected items[4]	—	—	—
Adjusted noninterest income (non-GAAP) (L)	$ 723	$ 782	$ 668
Noninterest expense (GAAP) (M)	$ 1,181	$ 1,241	$ 1,131
Less: Intangible asset amortization	2	5	5
Noninterest expense less intangible asset amortization (non-GAAP) (N)	$ 1,179	$ 1,236	$ 1,126
Plus: Selected items[4] (O)	—	21	—
Adjusted noninterest expense less intangible asset amortization (non-GAAP) (P)	$ 1,179	$ 1,257	$ 1,126
Adjusted noninterest expense (non-GAAP) (M+O)	$ 1,181	$ 1,262	$ 1,131
Total taxable-equivalent revenue (non-GAAP) (A+K) = (Q)	$ 1,953	$ 2,005	$ 1,773
Total adjusted taxable-equivalent revenue (non-GAAP) (A+L)	1,953	2,005	1,773
Cash efficiency ratio (non-GAAP) (N/Q)	60.37 %	61.65 %	63.51 %
Adjusted cash efficiency ratio (non-GAAP) (P/Q)	60.37 %	62.69 %	63.51 %
Pre-provision net revenue from continuing operations (non-GAAP) (A+K-M)	$ 772	$ 764	$ 642
Plus: Selected items[4]	—	(21)	—
Adjusted pre-provison net revenue from continuing operations (non-GAAP)	$ 772	$ 743	$ 642
Diluted EPS from continuing operations attributable to Key common shareholders (GAAP)	$0.44	$0.43	$0.33
Plus: EPS impact of selected items [4]	—	(0.01)	—
Diluted EPS from continuing operations attributable to Key common shareholders - adjusted (non-GAAP) [5]	$ 0.44	$ 0.41	$ 0.33
Adjusted noninterest income YoY Growth (R)	8.23 %	8.31 %	3.25 %
Adjusted taxable-equivalent revenue YoY Growth (S)	10.15 %	12.45 %	15.66 %
Adjusted noninterest expense YoY Growth (T)	4.42 %	3.27 %	31.51 %
Adjusted operating leverage (S - T)	5.73 %	9.18 %	(15.86)%
Adjusted fee-based operating leverage (R - T)	3.81 %	5.04 %	(28.27)%

(1) Net of capital surplus; (2) Under the current applicable regulatory capital rules, Key has made the AOCI opt out election, which enables us to exclude components of AOCI from regulatory capital, notably the AOCI relative to securities and pension. Marked CET1 ratio is a non-GAAP measure and is calculated based on Common Equity Tier 1 capital, inclusive of the AOCI impact from securities and pension, divided by risk weighted assets; (3) Amounts and ratios as of March 31, 2026 are estimated; (4) See slide 20 for breakout of "Selected Items Impact on Earnings"; (5) Earnings per share may not foot due to rounding

18

GAAP to Non-GAAP Reconciliation

CET1 – AOCI impact[1] (*$ in millions*)	1Q26	4Q25	3Q25	2Q25	1Q25
Common equity tier 1 (A)	$ 17,038	$ 17,195	$ 17,051	$ 16,774	$ 16,549
Add: AFS and pension accumulated other comprehensive income (loss)	(2,152)	(2,027)	(2,176)	(2,476)	(2,601)
Marked common equity tier 1 (B)	$ 14,886	$ 15,168	$ 14,875	$ 14,298	$ 13,948
Risk weighted assets (C)	$ 149,466	$ 145,934	$ 144,428	$ 143,427	$ 142,478
Common equity tier 1 ratio (A/C)	11.4 %	11.8 %	11.8 %	11.7 %	11.6 %
Marked CET1 ratio (B/C)	10.0 %	10.4 %	10.3 %	10.0 %	9.8 %
Loan yields excluding impact from hedges[2]	**1Q26**	**4Q25**	**3Q25**	**2Q25**	**1Q25**
Loan yield	5.33 %	5.41 %	5.52 %	5.50 %	5.46 %
Subtract: loan yield impact of realized hedge gains/(losses)	(0.15) %	(0.28) %	(0.36) %	(0.34) %	(0.37) %
Loan yield excluding impact from hedges	5.48 %	5.69 %	5.88 %	5.84 %	5.83 %

(1) Under the current applicable regulatory capital rules, Key has made the AOCI opt out election, which enables us to exclude components of AOCI from regulatory capital, notably the AOCI relative to securities and pension. Marked CET1 ratio is a non-GAAP measure and is calculated based on Common Equity Tier 1 capital, inclusive of the AOCI impact from securities and pension, divided by risk weighted assets. We believe this non-GAAP measure provides useful information in light of the potential for change in the regulatory capital framework; (2) Loan Yields Excluding Impact from Hedges is a non-GAAP metric and is calculated by excluding losses realized on derivatives which hedge the interest rate risk of our loans. We believe this metric is meaningful as it provides information on loan yields excluding the impacts of hedge-related interest rate risk management programs

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(1) Favorable (unfavorable) impact; (2) Impact to EPS reflected on a fully diluted basis; (3) In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC’s deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. Amounts reflected in this table represent adjustments from initial estimates based on quarterly invoices received from the FDIC; (4) Earnings per share may not foot due to rounding Selected Items Impact on Earnings $ in millions, except per share amounts Pretax(1) After-tax at marginal rate(1) Quarter to date results Amount Net Income EPS(2)(4) Three months ended March 31, 2026 No items $ — $ — $ — Three months ended December 31, 2025 FDIC special assessment (other expense)(3) 21 16 0.01 Three months ended September 30, 2025 FDIC special assessment (other expense)(3) 5 4 — Three months ended June 30, 2025 No items — — — Three months ended March 31, 2025 No items — — — 20 Selected Items Impact on Earnings

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control). Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Non-GAAP Measures. This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the appendix to this presentation, the financial supplement, or the press release related to this presentation, all of which can be found on Key’s website (www.key.com/ir). Forward-Looking Non-GAAP Measures. From time to time we may discuss forward-looking non-GAAP financial measures. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant for future results. Annualized Data. Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Taxable Equivalent. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt municipal securities, and certain lease assets, on a common basis that facilitates comparison of results to results of peers. Earnings Per Share Equivalent. Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, unless otherwise specified, with this then being the amount used to calculate the earnings per share equivalent. GAAP: Generally Accepted Accounting Principles Forward-looking Statements and Additional Information 21